                                                                   EXHIBIT 10.57

                              FIRST AMENDMENT TO
                             SALE OF CHATTEL PAPER
                            AND SECURITY AGREEMENT
                            ----------------------

          This First Amendment to Sale of Chattel Paper and Security Agreement (hereinafter referred to as the "First Amendment") is made as of the 1st day of June, 1997, by and among Summit Leasing Corporation, a New Jersey corporation ("Summit"), formerly known as UJB Leasing Corporation ("UJB"), having an office located at 750 Walnut Avenue, Cranford, New Jersey 07016 and BankVest Capital Corp., a Massachusetts corporation ("Seller"), with its principal place of business at 114 Turnpike Road, Westborough, Massachusetts 01581.


                                   RECITALS:
                                   --------

          A. On or about March 28, 1996, UJB and Seller entered into that certain Sale of Chattel Paper and Security Agreement relating to the sale by Seller and the purchase by UJB of certain equipment lease paper (the "Agreement").

          B. Seller and Summit desire to modify the terms and conditions of the Agreement for the purposes set forth herein.

          NOW, THEREFORE, in consideration of the premises and mutual agreements and covenants hereinafter set forth, the parties hereto agree as follows:

          1.   Definitions:  Unless otherwise defined herein, all capitalized
               -----------
and defined terms used herein shall have the same meaning set forth in the Agreement.

          2.   Recitals:  The recitals set forth above are hereby incorporated
               --------
herein as if set forth at length. Seller and Summit each acknowledge and confirm that all of the aforesaid recitals are true, accurate and correct in all respects.

          3.   Estoppel with Regard to Present Portfolio Balance and Charges:
               -------------------------------------------------------------
Seller acknowledges and agrees that, as of the date of this Agreement: (i) the unpaid lease stream relating to the Paper purchased by Summit remaining in Summit's portfolio is: $2,021,142.21; (ii) the aggregate Purchase Price paid by Summit to Seller pursuant to the Agreement for all Paper purchased by Summit remaining in Summit's portfolio is $2,471,865.71; and (iii) the amount of the Charges made against the Ultimate Net Loss is $0.

          4.   Continued Validity of Sale Documents: Seller hereby acknowledges,
               ------------------------------------
ratifies, confirms and affirms: (i) the extent and validity of the Sale Documents; (ii) that said Sale Documents are and remain valid, enforceable in accordance with their respective terms and are and remain in full force and effect as of the date hereof; (iii) that the Sale Documents are not subject to any real or personal defenses whatsoever; (iv) that pursuant to the security interests granted to Summit in accordance with the Sale Documents, the Sale Documents constitute a continuing valid first perfected lien upon the Collateral, which security interest secures the payment and performance of the obligations due and owing under the Sale Documents. Seller warrants and represents that all representations contained in the Sale Documents are true and complete as of the date hereof, no warranty therein contained has been breached as of the date hereof and it is in full compliance with all of the terms and conditions thereof and has performed all obligations on its part to be performed therein.

          5.   Representations, Warranties and Covenants:  Seller hereby
               -----------------------------------------
represents, warrants and covenants as follows:

     A. Seller has disclosed its current financial condition and circumstances to Summit. Any and all substantial and/or material adverse changes in its financial condition and circumstances which shall occur after the date of the disclosure of its financial condition shall be immediately brought to the attention of Summit by Seller and Summit shall be promptly notified in writing of same by Seller.

     B. To the best of Seller' knowledge, information and reasonable belief, its execution, delivery and performance in accordance with the terms of this First Amendment does not violate any applicable law, rule, regulation or order of any governmental authority or in any way conflict with or result in a breach of any of the terms, conditions or provisions of any other agreement or instrument to which it may be bound.

     C. The financial disclosures made by Seller accurately and fairly present its financial condition and circumstances as of the date of this First Amendment and there have been no further substantial and/or material adverse changes in its financial condition and circumstances as of the date of this First Amendment.

      D. There are no actions, suits or proceedings pending (nor to Seller' knowledge, any actions, suits or proceedings threatened, nor is there any basis therefor), against or in any way relating adversely to it or its properties in any court or before any arbitrator of any kind or before any governmental or non-governmental body which, if adversely determined, would singly or in the aggregate have a material adverse affect on its financial condition.

          6.   Modification Pertaining to the Sale Documents:  From and after
               --------------------------------------------
the effective date of this First Amendment, the Sale Documents are hereby modified to provide that all references to "UJB Leasing Corporation" or to "UJB," or words of similar meaning shall be deemed to refer to Summit Leasing Corporation.

          7.   Modification to the Agreement.  From and after the date of this
               -----------------------------
First Amendment, the Agreement is hereby modified in the following respects:

     A.   Recital B is deleted in its entirety and replaced with the following:

          Seller desires to sell and Summit desires to purchase, from time to time, on the terms and conditions set forth herein, equipment lease paper, for an aggregate, purchase price not to exceed SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($7,500,000.00).

     B.   The following section is added to Article I:

          1.11A. "Funding Cap' shall mean (a) from and after March 28, 1996 through March 27, 1997, the sum of TWO MILLION FIVE HUNDRED DOLLARS ($2,500,000); and (b) from and after June 1, 1997 through March 27, 1998, the sum of SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS ("7,500,000").

     C.   Section 1.15 is deleted and replaced with the following:

          1.15    "Purchase Expiration Date" shall mean March 28, 1998.

     D.   Section 1.20 is deleted and replaced with the following:

          1.20 "Sale Documents" shall mean the Term Sheet, this Agreement, as modified by the First Amendment, the Financing Statements, the Incumbency Certificate, the Corporate Resolutions, the Estoppel Certificate, the Opinion Letter and all documents of every kind and nature submitted and/or executed in connection with this Agreement whether executed contemporaneously herewith or at any other time, together with all amendments, substitutions, supplements, replacements or modifications to any or all of them.

     E. The first sentence of Section 2.1 is deleted and replaced with the following:

          Subject to the terms and conditions set forth herein and the Funding Cap, Seller agrees to offer to sell to Summit, Items of Paper from and after the date hereof until the Purchase Expiration Date.

          8.   Documentation to be Furnished to Summit.  Summit's Agreement to
               ---------------------------------------
enter into this First Amendment is contingent upon Summit's receipt, review and acceptance, prior to the execution and delivery of this First Amendment, of the following documentation:

          A. UCC-1 Financing Statements searches in the appropriate filing offices regarding Seller;

          B.   Upper court judgment and lien searches regarding Seller.

          C.   Federal tax lien and state tax lien searches regarding Seller.

          D. A good standing certificate with regard to Seller from its state of formation and all states where it is authorized to do business.

          E. Franchise tax searches regarding the Seller from its state of formation and all states where it is authorized to do business.

          F. Such other searches as required by Summit or Summit's counsel to insure Summit's first lien position and perfected security interest in and to the Collateral shall be continued unaffected.

          9.   Further Assurances:  Seller hereby agrees that it shall execute
               ------------------
and/or deliver to Summit any documents, information or agreements as may be reasonably requested by Summit at any time so long as any sums due or obligations under the Sale Documents remain unpaid or unperformed.

          10.  Release and Discharge of Summit:  Seller hereby releases and
               -------------------------------
discharges Summit of and from all claims, causes of action, demands, damages or suits, at law and in equity, which it may, as of the date of this First Amendment, have or claim to have against Summit relating to, arising out of or resulting from its relationship with Summit or with respect to the obligations due to Summit as evidenced by the Sale Documents or the Collateral.

          11.  Reinstatement of Obligations:  The Sale Documents, including this
               ----------------------------
First Amendment, and Seller' liabilities thereunder shall continue to be effective or be reinstated, as the case may be, if at any time any payment or other value received by Summit, from any source, or any part thereof, of any of the sums due under the Sale Documents are rescinded or might otherwise be restored or returned by Summit by reason of: (i) any judgment, decree or order of any court or administrative body having competent jurisdiction; (ii) any settlement or compromise of any such claim; or (iii) otherwise, all as through such payment had not been made and received by Summit, notwithstanding any termination of all or any of the Sale Documents or payment in full of the obligations due to Summit as evidenced by the Sale Documents.

         12.  Application of N.J.S.A. 25:1-5:  Seller acknowledges the amendment
              ------------------------------
to N.J.S.A. 25:1-5, which precludes enforcement, inter alia, of any oral
                                                 ----- ----
promises relating to extensions of credit, and agrees, without regard to whether such amendment is prospective or retroactive in application, that its provisions are fully applicable to this First Amendment.

          13.  Governing Law:  This First Amendment shall be governed by and
               -------------
construed in accordance with the laws of the State of New Jersey, without regard to the principles of conflicts of laws.

          14.  Relief from Bankruptcy Stay:  In the event that Seller shall:
               ---------------------------
(i) file with any bankruptcy court of competent jurisdiction or be the subject of any petition under Title 11 of the U.S. Bankruptcy Code, as amended ("Bankruptcy Code"), (ii) be the subject of any order for relief issued under the Bankruptcy Code, (iii) file or be the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future Federal or state act or law relating to bankruptcy, insolvency, or other relief for debtors, (iv) have sought or consented to or acquiesced in the appointment of any trus-tee, receiver, conservator, or liquidator, or (v) be the subject of any order, judgment, or decree entered by any court of competent jurisdiction approving a petition filed against such party for any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future Federal or state act or law relating to bankruptcy, insolvency, or relief for debtors, Summit shall thereupon be entitled and Seller each irrevocably consents to immediate and unconditional relief from any automatic stay imposed by Section 362 of the Bankruptcy Code, or otherwise, on or against the exercise of the rights and remedies otherwise available to Summit as provided for herein, in the Sale Documents and as otherwise provided by law, and Seller hereby irrevocably waives any right to object to such relief and will not contest any motion by Summit seeking relief from the automatic stay.

          15.  Binding Effect:  This First Amendment is binding upon, inures to
               --------------
the benefit of and is enforceable by the personal representatives, successors and assigns of the parties. This First Amendment is not assignable by Seller.

          16.  Non-Waiver:  No failure or delay on the part of Summit, or its
               ----------
successors and assigns, in the exercise of any right, power or privilege pursuant to the Sale Documents (including this First Amendment) is to be construed to be or operate as a waiver. Partial exercise of any right, power or privilege by Summit is not to preclude any further right, power or privilege, nor be deemed a waiver. Any waiver or modification of this First Amendment or any other document, instrument or agreement executed by Seller is to be in writing signed by Seller and Summit. Summit may, in its sole discretion, release, impair or surrender all or any of the interest granted hereunder or under any other agreement executed by Seller without waiving, exhausting or impairing any of Summit's rights and remedies available pursuant to the Sale Documents or under this First Amendment.

          17.  Representation by Counsel; Drafting of Agreement:  Seller
               ------------------------------------------------
acknowledges that it has had the opportunity to consult independent counsel of its own selection in connection with the matters covered by this First Amendment and that it has executed and delivered this First Amendment (and any other documents referred to herein or in connection herewith) with the benefit of counsel and of its own free will and volition. Seller also acknowledges and agrees that the terms of this First Amendment have been negotiated in good faith by the parties and that said terms shall be construed in a neutral fashion and without regard to the draftsmanship of this First Amendment.

          18.  Severability:  In the event that any portion of this First
               ------------
Amendment is deemed unenforceable by a court of competent jurisdiction, such provision declared to be unenforceable is to be deemed to have been omitted from this First Amendment and all such remaining terms and conditions of this First Amendment are to continue in full force and effect.

          19.  Continued Effectiveness of Sale Documents:  Except as
               -----------------------------------------
specifically modified herein, all of the other terms and conditions of the Sale Documents shall remain in full force and effect and the parties hereto expressly confirm and ratify all of their respective liabilities, obligations, duties and responsibilities under and pursuant to said Sale Documents, as modified.

It is the intention of the parties hereto that this First Amendment shall not constitute a novation and shall in no way adversely affect or impair the lien priority referred to herein.

          IN WITNESS WHEREOF, the parties have executed and delivered this First Amendment or caused this First Amendment to be duly executed and delivered by their proper and duly authorized officers or representatives as of the day and year first above written.



ATTEST:                              BANKVEST CAPITAL CORP.


_________________________________    By:________________________________________
DOROTHY C. VINE, Secretary/Clerk        PAUL S. GLASS, President



WITNESS/ATTEST:                      SUMMIT LEASING CORPORATION
                                     (formerly known as UJB Leasing Corporation)

_________________________________    By:________________________________________
                                        PETER C. PLATT, President
                                        Chief Executive Officer